UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2008

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

The Company disclosed today that on January 2, 2008, the Company completed the acquisition of the Genco Champion, a 2006-built Handysize vessel, which represents the last of six vessels that the Company agreed to acquire from affiliates of Evalend Shipping Co. S.A. The Company had agreed to buy the vessel under the terms of an agreement that the Company entered into with one such affiliate on August 10, 2007.   The Company paid a total purchase price of approximately $47 million for the Genco Champion, which the Company financed with borrowings under its $1.4 billion credit facility.

A copy of the Company’s press release announcing the delivery of the Genco Champion to the Company is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.    Description

99.1         Press Release dated January 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GENCO SHIPPING & TRADING LIMITED

            DATE:  January 3, 2008

            /s/ John C. Wobensmith
            John C. Wobensmith
            Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1         Press Release dated January 3, 2008.